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                                                                      Exhibit 11
                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
              (in thousands, except share and per share amounts)

                                                                                   Three Months Ended
                                                                                        March  31,
                                                                            --------------------------------
                                                                                1996                1995
                                                                            ------------        ------------
PRIMARY EARNINGS PER SHARE
Earnings
  Net (loss) income                                                         $     (4,003)              2,482
  Deduct dividends on preferred shares                                             1,869               1,869
                                                                            ------------        ------------
  Net (loss) income applicable to common stock                              $     (5,872)       $        613
                                                                            ============        ============

Shares
  Weighted average number of common shares outstanding                        81,251,397          80,946,628
  Assuming exercise of stock options reduced by the number of shares which could have been purchased with the proceeds from
     exercise of such options                                                       --               498,481
  Assuming conversion of 6% convertible debentures                                  --             4,848,485
                                                                            ------------        ------------
  Weighted average number of common shares outstanding, as adjusted           81,251,397          86,293,594
                                                                            ============        ============

  Primary (loss) earnings per common share                                  $       (.07)       $        .01
                                                                            ============        ============

FULLY DILUTED EARNINGS PER SHARE (1)
Earnings
  Net (loss) income                                                         $     (4,003)       $      2,482
                                                                            ============        ============

Shares
  Weighted average number of common shares outstanding                        81,251,397          80,946,628
  Assuming exercise of stock options reduced by the  number of shares which could have been purchased with the proceeds from
     exercise of such options                                                    415,903             543,759
  Assuming conversion of 6% convertible debentures                             4,847,515           4,848,485
  Assuming conversion of preferred stock                                      10,952,600          10,952,600
                                                                            ------------        ------------
  Weighted average number of common shares outstanding, as adjusted           97,467,415          97,291,472
                                                                            ============        ============

  Net (loss)income per common share assuming full dilution                  $       (.04)       $        .03
                                                                            ============        ============

ADDITIONAL PRIMARY COMPUTATION (1)
  Net income (loss) applicable to common stock, as adjusted per
     primary computation above                                              $     (5,872)
                                                                            ============



  Weighted average number of shares outstanding, as adjusted per
     primary computation above                                                81,251,397
  Anti-dilutive effect of outstanding options (as determined by the
     application of the treasury stock method)                                   360,847
  Anti-dilutive effect of conversion of 6% convertible debentures              4,847,515
                                                                            ------------
  Weighted average number of common shares, as adjusted                       86,459,759
                                                                            ============

     Primary (loss) earnings per share, as adjusted                         $       (.07)
                                                                            ============

(1)      These calculations are submitted in accordance with Regulation S-K
         Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.